Exhibit 99.1

Portland, Oregon

April 3, 2008

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER ENDED JANUARY 31, 2008

Cascade Corporation (NYSE: CAE) today reported its financial results for the fourth quarter ended January 31, 2008.

Overview

•                  Net sales of $136.2 million for the fourth quarter of fiscal 2008 were 15% higher than net sales of $118.9 million for the prior year fourth quarter.

•                  Net income of $8.8 million ($0.74 per diluted share) for the fourth quarter of fiscal 2008 was 14% lower than net income of $10.2 million ($0.80 per diluted share) for the fourth quarter of fiscal 2007.

Fourth Quarter Fiscal 2008 Summary

•                  Summary financial results are outlined below (in thousands, except earnings per share):

Quarter ended January 31,	2008	2007	% Change
Net sales	$136,247	$118,891	15%
Gross profit	38,618	35,485	9%
Gross profit %	28%	30%
SG&A	23,603	21,130	12%
Operating income	14,150	13,838	2%
Interest expense, net	988	338
Other expense (income), net	412	(864)
Income before taxes	12,750	14,364	(11)%
Provision for income taxes	3,963	4,123	(4)%
Effective tax rate	31%	29%
Net income	$8,787	$10,241	(14)%
Diluted earnings per share	$0.74	$0.80	(8)%

•                  Consolidated net sales increased 9%, net of acquisitions and currency changes, during the fourth quarter of fiscal 2008 due primarily to higher levels of business activity in China, Asia Pacific and Europe. Details of the net sales increase over the prior year fourth quarter follow (in millions):

Revenue growth	$10.2	9%
Acquisitions	0.7	1%
Foreign currency changes	6.5	5%
Total	$17.4	15%

•                  Selling and administrative expenses increased 4%, excluding currency charges and acquisitions, due to selling, personnel, share-based compensation and other general costs.

•                  During fiscal 2008, net interest expense increased $650,000 compared to the prior year because of additional borrowings to fund various initiatives including our share repurchase program and acquisitions.

•                  Other expense of $412,000 in fiscal 2008 relates to foreign currency losses, primarily related to fluctuations in the exchange rates for the Canadian dollar and Euro. We realized foreign currency gains in the prior year.

•                  The effective tax rate increased 31% in the fourth quarter of fiscal 2008 from 29% in the prior year. The increase is primarily attributable to an increase in the valuation allowance related to foreign net operating losses offset in part by benefits from foreign operations and foreign tax credits. The prior year rate reflected the benefit of a reduction in the valuation allowance related to foreign tax credits and reduced tax rates.

Market Conditions

•                  Percentage changes in lift truck industry shipments, by region, as compared to the prior year are outlined below. Although lift truck unit shipments are an indicator of the general health of the industry, they do not necessarily correlate directly with the demand for our products.

Fourth Quarter
North America	(9)%
Europe	20%
Asia Pacific	9%
China	43%

•                  The North American market in fiscal 2009 is expected to be down 5-10% from business levels in fiscal 2008.

•                  Europe’s lift truck industry is expected to continue to grow, but at a lower rate for fiscal 2009.

•                  The market in Asia Pacific is expected to continue to grow at moderate levels through fiscal 2009.

•                  The market in China is expected to continue strong growth, but at more moderate levels through fiscal 2009.

North America Summary

•                  Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2008	2007	% Change
Net sales	$67,124	$62,563	7%
Transfers between areas	7,275	6,263	16%
Net sales and transfers	74,399	68,826	8%
Gross profit	24,242	23,437	3%
Gross profit %	33%	34%
SG&A	13,260	12,071	10%
Loss (gain) on disposition of assets,net	49	(3)
Amortization	656	331
Operating income	$10,277	$11,038	(7)%

•                  Details of the increase over the prior year quarter follow (in millions):

Revenue growth	$2.9	5%
Acquisitions	0.7	1%
Foreign currency changes	1.0	1%
Total	$4.6	7%

•                  The gross profit percentage of 33% was 1% lower than the prior year fourth quarter due to higher material costs and changes in product mix.

•                  The increase in selling and administrative and amortization costs was due to our recent acquisitions and higher personnel and share-based compensation costs during fiscal 2008.

Europe Summary

•                  Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2008	2007	% Change
Net sales	$43,005	$36,339	18%
Transfers between areas	366	418	(12)%
Net sales and transfers	43,371	36,757	18%
Gross profit	5,224	5,402	(3)%
Gross profit %	12%	15%
SG&A	7,053	6,094	16%
Loss (gain) on disposition of assets, net	(8)	1
Amortization	153	201	(24)%
Operating loss	$(1,974)	$(894)	(121)%

•                  Details of the net sales increase over the prior year quarter follow (in millions):

Revenue growth	$2.7	7%
Foreign currency changes	4.0	11%
Total	$6.7	18%

•                  The increase in sales in Europe can be primarily attributed to higher shipment volumes as a result of a strong European lift truck market.

•                  The gross profit percentage in Europe was 3% lower compared to the prior year. The lower gross profit was a result of increased material costs, manufacturing inefficiencies and increased personnel and freight expenses.

•                  Excluding the impact of currency changes, selling and administrative expenses increased 5% in Europe due to higher personnel and selling costs associated with increased sales volumes.

Asia Pacific Summary

•                  Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2008	2007	% Change
Net sales	$15,430	$12,249	26%
Transfers between areas	54	17	218%
Net sales and transfers	15,484	12,266	26%
Gross profit	3,918	3,226	21%
Gross profit %	25%	26%
SG&A	2,165	1,941	12%
Loss (gain) on disposition of assets, net	1	(5)
Operating income	$1,752	$1,290	36%

•                  All locations throughout the Asia Pacific region contributed to the sales increase as a result of higher shipment volumes. Details of the net sales increase over the prior year quarter follow (in millions):

Revenue growth	$2.2	18%
Foreign currency changes	1.0	8%
Total	$3.2	26%

•                  The gross profit percentage in Asia Pacific decreased 1% due to a change in product mix, which was partially offset by sourcing of lower cost product from China.

•                  Selling and administrative costs increased 3% in the current year, excluding the impact of currency changes, due to selling and general cost increases in the current year.

China Summary

•                  Summary financial results are outlined below (in thousands):

Quarter ended January 31,	2008	2007	% Change
Net sales	$10,688	$7,740	38%
Transfers between areas	5,593	2,307	142%
Net sales and transfers	16,281	10,047	62%
Gross profit	5,234	3,420	53%
Gross profit %	32%	34%
SG&A	1,124	989	14%
Loss on disposition of assets, net	15	27
Operating income	$4,095	$2,404	70%

•                  The net sales increase in China is due to a very strong Chinese lift truck market and our recent expansion in China which enabled us to produce a larger volume of products. Details of the increase over the prior year third quarter follow (in millions):

Revenue growth	$2.4	31%
Foreign currency changes	0.5	7%
Total	$2.9	38%

•                  Transfers between areas increased as our expanded operations have provided us with the ability to ship products to other regions, primarily Europe and Asia Pacific.

•                  Gross margin percentages in China decreased to 32% from 34% in the prior year. This change is due to increased material costs and changes in product mix.

•                  Selling and administrative costs increased 7% excluding currency changes. This increase is due to additional costs to support our expanded Chinese operations.

Other Matters:

•                  On April 1, 2008, our Board of Directors declared a quarterly dividend of $0.18 per share, payable on May 15, 2008 to shareholders of record as of April 30, 2008.

Fiscal Year Ended January 31, 2008 Summary

•                  Results and comments for the fiscal year ending January 31, 2008 are as follows (in thousands, except earnings per share):

Year ended January 31,	2008	2007	% Change
Net sales	$558,073	$478,850	17%
Gross profit	171,174	149,980	14%
Gross profit %	31%	31%
SG&A	89,445	80,709	11%
Amortization	3,214	1,472	118%
Insurance litigation recovery, net	(15,977)	—	—
Operating income	95,613	68,351	40%
Interest expense, net	3,315	400
Other expense (income), net	1,460	(1,304)
Income before taxes	90,838	69,255	31%
Provision for income taxes	30,691	23,774	29%
Effective tax rate	34%	34%
Net income	$60,147	$45,481	32%
Diluted earnings per share	$4.88	$3.48	40%

•                  Consolidated revenue of $558.1 million in fiscal 2008 was 17% higher than the prior year. Record levels of net sales in the current year were primarily a result of the strength of lift truck markets in Europe, China and Asia Pacific, acquisitions in North America and our capital expansion plan in China. Details of the revenue increase follow (in millions):

North America	$21.6	5%
Europe	21.1	4%
Asia Pacific	9.4	2%
China	9.0	2%
Foreign currency changes	18.1	4%
Total	$79.2	17%

•                  During fiscal 2008 we settled an insurance litigation matter which resulted in a $16 million increase in operating income and a $10 million increase in net income ($0.81 per diluted share).

•                  SG&A expense of $89.4 million in fiscal 2008 was 11% higher than expenses of $80.7 million in the prior year. Generally, the higher level of SG&A expense reflects the impact of acquisitions, increased business activity and higher share-based compensation costs. Regional details of the increase in SG&A expense follows (in millions):

North America	$3.8	5%
Europe	1.2	1%
Asia Pacific	(0.1)	0%
China	0.7	1%
Foreign currency changes	3.2	4%
Total	$8.8	11%

•                  Higher amortization costs in fiscal 2008 relate to intangible assets from our acquisitions.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others, factors related to general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Thursday, April 3, 2008 at 2:00 pm PDT. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing (800) 218-4007, International callers can access the call by dialing (303) 262-2130. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing (800) 405-2236 and entering passcode 11110027#, or internationally, by dialing (303) 590-3000 and entering passcode 11110027#.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Richard S. “Andy” Anderson

Senior Vice President and Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited — in thousands, except per share amounts)

	Three Months Ended		Year Ended
	January 31		January 31
	2008	2007	2008	2007
Net sales	$136,247	$118,891	$558,073	$478,850
Cost of goods sold	97,629	83,406	386,899	328,870
Gross profit	38,618	35,485	171,174	149,980

Selling and administrative expenses	23,603	21,130	89,445	80,709
Loss (gain) on disposition of assets, net	57	20	(1,121)	(552)
Amortization	808	497	3,214	1,472
Insurance litigation recovery, net	—	—	(15,977)	—

Operating income	14,150	13,838	95,613	68,351
Interest expense	1,216	770	4,094	2,294
Interest income	(228)	(432)	(779)	(1,894)
Other expense (income), net	412	(864)	1,460	(1,304)

Income before provision for income taxes	12,750	14,364	90,838	69,255
Provision for income taxes	3,963	4,123	30,691	23,774

Net income	$8,787	$10,241	$60,147	$45,481

Basic earnings per share	$0.76	$0.83	$5.08	$3.64
Diluted earnings per share	$0.74	$0.80	$4.88	$3.48

Basic weighted average shares outstanding	11,508	12,305	11,841	12,505
Diluted weighted average shares outstanding	11,853	12,881	12,333	13,071

Cascade Corporation

Consolidated Balance Sheets

	As of January 31
	2008	2007
	(In thousands, except
	per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$21,223	$36,593
Accounts receivable, less allowance for doubtful accounts of $1,623 and $1,515	93,117	74,992
Inventories	85,049	58,280
Deferred income taxes	6,213	4,481
Prepaid expenses and other	10,887	8,609
Total current assets	216,489	182,955
Property, plant and equipment, net	98,350	84,151
Goodwill	118,826	99,498
Deferred income taxes	5,948	11,817
Intangible assets, net	20,916	17,026
Other assets	1,971	1,985
Total assets	$462,500	$397,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$2,484	$4,546
Current portion of long-term debt	423	12,573
Accounts payable	32,727	26,008
Accrued payroll and payroll taxes	10,148	9,391
Other accrued expenses	18,736	17,307
Total current liabilities	64,518	69,825
Long-term debt, net of current portion	107,809	34,000
Accrued environmental expenses	4,314	5,838
Deferred income taxes	5,710	2,798
Employee benefit obligations	8,824	9,719
Other liabilities	3,300	3,616
Total liabilities	194,475	125,796

Commitments and contingencies

Shareholders’ equity:
Common stock, $.50 par value, 20,000 authorized shares; 10,840 and 12,070 shares issued and outstanding
	5,420	6,035
Retained earnings	226,932	253,307
Accumulated other comprehensive income	35,673	12,294
Total shareholders’ equity	268,025	271,636
Total liabilities and shareholders’ equity	$462,500	$397,432

Cascade Corporation

Consolidated Statements of Cash Flows

	Year Ended January 31
	2008	2007
	(In thousands)

Cash flows from operating activities:
Net income	$60,147	$45,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	13,898	13,753
Amortization	3,214	1,472
Share-based compensation	4,451	4,033
Deferred income taxes	2,560	(1,132)
Gain on disposition of assets	(1,121)	(552)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(9,843)	(3,878)
Inventories	(19,514)	2,898
Prepaid expenses and other	1,237	(2,667)
Accounts payable and accrued expenses	3,671	863
Current income tax payable and receivable	(3,492)	(3,159)
Other assets and liabilities	(1,882)	(3)
Net cash provided by operating activities	53,326	57,109

Cash flows from investing activities:
Capital expenditures	(22,808)	(18,078)
Business acquisitions	(11,529)	(40,255)
Proceeds from sale of assets	2,710	1,747
Sale of marketable securities	—	36,604
Purchase of marketable securities	—	(13,600)
Net cash used in investing activities	(31,627)	(33,582)

Cash flows from financing activities:
Payments on long-term debt and capital leases	(112,143)	(38,033)
Proceeds from long-term debt	173,433	58,000
Notes payable to banks, net	(3,166)	(2,501)
Cash dividends paid	(8,243)	(7,603)
Common stock repurchased	(90,240)	(36,540)
Common stock issued under share-based compensation plans	3,843	3,441
Excess tax benefit from exercise of share-based compensation awards	3,084	1,083
Net cash used in financing activities	(33,432)	(22,153)

Effect of exchange rate changes	(3,637)	(274)

Change in cash and cash equivalents	(15,370)	1,100

Cash and cash equivalents at beginning of year	36,593	35,493

Cash and cash equivalents at end of period	$21,223	$36,593